Exhibit 23.1

27th October 2025

To Whom It May Concern

LAO Professionals consent to the inclusion of its audit report on the financial statements of Galaxy Enterprises Inc. for the fiscal periods ended July 31, 2025, 2024 and 2023 in the company’s post-effective amendment to its Registration Statement on Form S-1 and the filing of this consent as an exhibit to the Registration Statement.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Yours faithfully,

For: LAO Professionals

/s/ Lateef Awojobi

Lateef Awojobi, FCA